SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ]  Confidential, for Use of the Commission
          Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Section 240. 14a-11(c) or Rule 14a-12


                              THERMODYNETICS, INC.
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

          [_]  Fee paid previously with preliminary materials:

          [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:


TDYN Proxy 1st Dec.2001 (PROXY)

[Thermodynetics LOGO]



                    ----------------------------------------

                              THERMODYNETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

                                December 5, 2001


     The Annual Meeting of Stockholders of Thermodynetics, Inc. (the "Company") for fiscal year ended March 31, 2001 will be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 on Wednesday, December 5, 2001 at 9:30 A.M. (EST) for the purpose of considering and acting upon the following matters:

     1.   Election of three (3) directors (Proposal One).

     2. Such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on October 15, 2001 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope. A prompt response will avoid the cost to the Company of additional mailings of proxy solicitations.


                                     By Order of the Board of Directors

                                     Thermodynetics, Inc.


                                     Robert A. Lerman
                                              President


October 30, 2001
Windsor, Connecticut 06095


     PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

[Logo] THERMODYNETICS, INC.


                              --------------------

                              THERMODYNETICS, INC.

                                 PROXY STATEMENT

                              --------------------


     This Proxy Statement is first being mailed to Stockholders on or about October 30, 2001 in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation (the "Company"), to be held on Wednesday, December 5, 2001 at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST).

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for such meeting and the Company's Annual Report for the fiscal year ended March 31, 2001 including financial statements with respect to such year. All proxies which are properly filled in, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Such proxies may be revoked by any stockholder prior to the exercise thereof and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire. The Board of Directors has fixed the close of business on October 15, 2001 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone and other communication mediums. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and may reimburse such persons for their services in doing so.

     Vote required, Principal Stockholders and Stockholdings of Management - The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting.

     As of the record date, the Company had 13,848,110 shares of its Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

     The following table sets forth, as of the record date, the number of shares of the Company's Common Stock owned beneficially to the knowledge of the Company, by each beneficial owner of more than 5% of such Common Stock, by each director, and by all officers and directors of the Company as a group. The shares underlying the incentive stock options held by two officer/directors and one officer which are presently exercisable are deemed as outstanding.

     Name and Address(1)             Amount and Nature               Percent of
     of Beneficial Owner             of Beneficial Ownership         Class Owned

     Directors and Officers

     John F. Ferraro                  4,066,358      shs (2)(6)      25.7%
     Robert A. Lerman                 4,361,526      shs (2)(7)      27.6%
     Anthony C. Mirabella               241,790      shs (3)         1.7%
     Robert I. Lieberman                272,853      shs (4)         1.9%

     All officers and                 8,942,527      shs (5)         49.9%
     directors as a group
     (four persons)

     Other 5% Shareholders
         None

-----------------

(1) The address of all officers and directors is c/o the Company, 651 Day Hill Road, Windsor, CT 06095.

(2) Includes options exercisable to acquire 1,948,182 shares; includes 60,196 shares held for Mr. Ferraro and 99,384 shares held for Mr. Lerman in trust under the Company's 401(k) Plan, respectively; includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro, respectively; excludes the aggregate 1,134,803 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

(3)  Includes  options  exercisable  to  acquire  6,704  shares.   Excludes  the
     aggregate 1,134,803 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

(4) Includes options exercisable to acquire 170,114 shares; includes 16,939 shares held in trust under the Company's 401(k) Plan.

(5) Includes options exercisable to acquire 4,073,182 shares; includes an aggregate 176,519 shares held in trust under the Company's 401(k) Plan for each respective officer's account; excludes the aggregate 1,134,803 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees. Includes 244,525 shares held by the spouse of Mr. Lerman, and 33,360 shares held by the spouse of Mr. Ferraro.

(6) The aggregate holdings of Company stock now owned by the John F. Ferraro Defined Benefit Pension Plan and Trust established in 1984 equals 1,370,000 shares; Mr. Ferraro, as Trustee of that pension plan, has full voting authority over that such shares which have been included Mr. Ferraro's aggregate beneficial ownership calculation.

(7) The aggregate holdings of Company stock now owned by the Robert A. Lerman Money Purchase Plan and Trust established in 1988 equals 1,291,880 shares; Mr. Lerman, as Trustee of that pension plan, has full voting authority over such shares which have been included in Mr. Lerman's aggregate beneficial ownership calculation.

     Holders of an aggregate 13,848,110 shares of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company's officers and directors, who have the right to vote an aggregate 4,869,345 shares representing thirty-five and two-tenths of one percent (35.2%) of all shares which are entitled to be voted, have stated their intentions to vote their shares FOR Proposal One.

                       ACTIONS TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (Proposal One)

     All directors shall serve until his successor is elected and is qualified. The shares represented by proxies will be voted in favor of the election as directors of the persons named below who are nominees for election and authority to vote for the election of directors shall be deemed granted unless specifically withheld. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board of Directors may recommend. The Company does not have a nominating, an audit or a compensation committee. During the fiscal year ended March 31, 2001 the Company's Board of Directors held a total of three (3) meetings.

Nominees for Election as Directors

                                                                        Director
Name of Nominee             Age  Position with the Company                Since
---------------             ---  -------------------------                -----
     John F. Ferraro        67   Chairman of the Board, Chief Executive
                                    Officer and Secretary                 1979
     Robert A. Lerman       66   President and Director                   1979
     Anthony C. Mirabella   60   Director                                 1985


Principal Occupations of Directors and Nominees During the Past Five Years

     Robert A. Lerman holds the degrees of Bachelor of Mechanical Engineering, College of the City of New York (1957), Master of Science in Mathematics,
Adelphi College (1961), and Master of Science in Electrical Engineering, University of Connecticut (1964). In 1979, Mr. Lerman was elected Treasurer and a Director and in 1980 President of the predecessor to the Company. Since the Company's 1981 merger, Mr. Lerman has been President and a Director of the Company, and from 1981 through 1992 served as Treasurer. Mr. Lerman co-authored the text book, Nonlinear Systems Dynamics, which was published in 1992 by Van Nostrand Reinhold, New York, New York. In 1997, Mr. Lerman became President and a Director of Pioneer Ventures Corp. ("PVC") and a manager of Ventures Management Partners LLC ("VMP"), the general partner of Pioneer Ventures Associates Limited Partnership ("PVALP"), a partnership formed for the purpose of providing venture capital financing to other companies. In 1998, Mr. Lerman became a director of Initio, Inc., Tristar Corporation, and Energy Brands, Inc. In 2001, Mr. Lerman became Managing Director of Capital Management Partners, LLC ("CMP"), the general partner of Windsor Investors I Associates Limited Partnership ("WinInv"), a partnership formed for the purpose of providing venture capital financing to other companies. See "Certain Transactions".

     John F. Ferraro holds the degree of Bachelor of Science in Industrial Engineering, New York University (1962). In 1979, Mr. Ferraro was elected Secretary and a Director of the predecessor to the Company. Since the Company's 1981 merger, Mr. Ferraro has been Chairman of the Board and Chief Executive Officer of the Company. In 1997, Mr. Ferraro became Secretary and a Director of PVC and a manager of VMP, the general partner of PVALP. In 1998 Mr. Ferraro became a director of American Interactive Media, Inc.; in 1999 he became a director of America's Shopping Mall, Inc.; and during the year 1998, and later reappointed in 2000, Mr. Ferraro became a director of Fidelity First Financial Corp. In 2001, Mr. Ferraro became a member of the Investment Committee of WinInv. See "Certain Transactions".

     Anthony  C.   Mirabella   holds  the  degrees  of  Bachelor  of  Mechanical
Engineering, Stevens Institute of Technology (1962) and Master in Business Administration, Western New England College (1969). He was elected a Director of the Company in 1985. Mr. Mirabella was employed by Connecticut Natural Gas Corporation from 1971 to 2000, and last served as a Senior Vice President of said concern, responsible for the Energy Network, Inc. and its district heating and cooling operations.

     Executive Officers who are not Nominees for Director

     Robert I. Lieberman is a certified public accountant. He holds the degree of Bachelor of Science in Accounting and Business Administration from the State University of New York (1975). Mr. Lieberman joined the Company as corporate controller in 1986, in 1987 was elected Controller and Chief Financial Officer, and in 1992 was elected Treasurer. In 1995 Mr. Lieberman was elected President of Turbotec Products, Inc., the Company's principal operating subsidiary.

Certain Rights to Proceeds

     Two of the Company's three directors, Messrs. Ferraro and Lerman, currently own 656,334 shares in which the Company has certain rights to the proceeds to be received upon the sale of such shares which they received pursuant to 1984 stock subscription agreements, as amended in 1988 and in 1994. Upon the sale of any of these shares, the selling director shall pay directly to the Company at the time of receipt of the net proceeds of such sale, an amount equal to (i) such net sales proceeds ($0.40 per share for Messrs. Ferraro and Lerman) less (ii) the purchase price paid by the subscriber for each share sold (approximately $0.21 per-share). The directors retain full voting and dispositive control over these shares. The Company has no other rights with respect to such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     At the fiscal year end and through the date hereof, the Company had not received any reports from any director, officer or principal shareholder which indicated on the report, or by calculation based on the transaction and receipt dates, that any report was not filed on a timely basis.

Remuneration of Officers and Directors

     The following table sets forth on an accrual basis for the three most recent fiscal years, the remuneration of each of the Company's officers whose remuneration exceeded $100,000 and for all officers of the Company as a group.

                           SUMMARY COMPENSATION TABLE

                                        Annual                        Long Term Compensation
                                                        -------------------------------------------
                                     Compensation                Awards       Payouts     Other
                                -------------------------------------------------------------------
                                                                                           Company
Name/Position            Fiscal                Other         Stock    Options/  LTIP       401(k)
                         Year   Salary/Bonus   Compensation  Awards     SARS    Payouts    Contrib.
-------------            ----   ------------   ------------  ------     ----    --------   --------
John F. Ferraro (1)      2001   $173,207(2)     $3,575         $0       0 shs     $0          $489
Chairman of the Board,   2000   $170,760(2)     $3,210         $0       0 shs     $0          $518
Secretary & Director     1999   $173,151(2)     $4,125         $0       0 shs     $0          $499

Robert A. Lerman(1)      2001   $173,207(2)     $4,726         $0       0 shs     $0        $1,099
President & Director     2000   $176,852(2)     $4,125         $0       0 shs     $0        $1,096
                         1999   $173,151(2)     $3,137         $0       0 shs     $0        $1,073

Robert I. Lieberman(3)   2001   $127,788        $7,978         $0       0 shs     $0            $0
Treasurer and CFO &      2000   $130,509       $11,878         $0       0 shs     $0            $0
President of Turbotec    1999   $129,801       $14,228         $0       0 shs     $0            $0

---------------------------------------------------

     (1) Messrs. Ferraro and Lerman entered into five-year employment contracts with the Company effective April 1, 1996, which agreements were each extended for one additional five-year term under the provisions of the 1996 agreements. Each employment contract provides for a basic salary at an initial annual rate of $150,000 set in 1996 with an annual increase at April 1st of each year based on increases in the Consumer Price Index. Each employment contract requires the Company to provide medical and dental insurance coverage for the employee as well as a maximum of $50,000 of group term insurance, and $1,500,000 of additional life insurance. During the fiscal year ended March 31, 2001, the Company paid $108,909 in net premiums on the two life insurance policies which provide that upon death or surrender of the policy, the Company will be repaid by the insurer and/or the insured the greater of the aggregate net premiums paid by the Company or death benefit proceeds in excess of $1,500,000. At March 31, 2001, the amount receivable for premiums paid on the policies was $601,350. In addition, each employment contract contained a provision providing that in the event of disability, the employee will receive disability payments of $100,000 per year for ten years (with proportional reductions in the event of partial disability); and $6,500 per year for tax planning services. The contract may be terminated by the employee on 120 days prior written notice. The contract may also be terminated by the Company in which event the employee will be paid termination compensation equal to each employee's then current salary for either the longer of the remainder of the unrenewed term or three years; in the event there is a change in control of the Company and the employee is terminated, the employee shall receive twice the amount of termination compensation which would otherwise be due.

     (2) In 2001, 2000 and 1999 Messrs. Ferraro and Lerman each received cash bonuses of $10,000, $12,500 and $17,500, respectively.

     (3) Mr. Lieberman entered into a five-year employment contract with the Company's primary operating subsidiary effective April 1, 1996 which has been renewed on a year-to-year basis. The contract provided for a base salary of $110,000 for the first year, increased by $5,000 annually for each of the following two years. In addition, the contract provided for bonus pay based on performance targets established by the board of directors. The employment contract required the Company to provide certain other benefits including life and disability insurance, subject to a maximum cost per year. The contract provided termination for "cause" immediately or by the employee on 90 days prior written notice. The contract also provided for termination by the Company in which event the employee would be paid termination compensation for 180 days.

     For the fiscal year ending March 31, 2002, the Company anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $500,000 to all officers as a group (three persons) of which Mr. Ferraro and Mr. Lerman will each be paid approximately $180,000 and Mr. Lieberman will be paid approximately $140,000.

     During the fiscal year ended March 31, 2001, $3,961 in directors' fees and expenses were paid to the Company's one director who is not an officer or employee, Anthony C. Mirabella. It is anticipated that the one director/nominee who is not an officer or employee will be paid approximately $5,000 in directors' fees in the fiscal year ending March 31, 2002.

Incentive Stock Options

     1992 Incentive Stock Option Plan. On December 16, 1991, the Company's stockholders approved the adoption of the Company's 1992 Incentive Stock Option Plan (the "1992 Plan") reserving 500,000 shares of the Company's Common Stock for issuance pursuant to ISOs which may be granted under the 1992 Plan at exercise prices at least equal to 100% of the fair market value of the Common Stock on the date of the effective date of the grant of the option. At October 15, 2001 no 1992 Plan ISOs were outstanding.

     As of the record date, no 1992 Plan ISOs were outstanding. No options under the 1992 Plan were granted in fiscal year ended March 31, 2001. The 1992 Plan will expire on December 31, 2001.

Non-Qualified Stock Incentive Plan

     1995 Stock Options. On May 15, 1995, the Company's Board of Directors approved the adoption of the 1995 Stock Options ("1995 Options") reserving 4,920,000 shares of the Company's Common Stock for issuance in the form of stock options. The purchase price for the exercise of shares subject to the options equaled the fair market value ("FMV") of the shares of common stock of the Company on the effective date of the option, May 19, 1995. A total of 590,000 options were reassigned in August, 1999 and were granted to members of the management team pro rata in accordance with their terms. The expiration date of the options is September 30, 2002. See also Aggregated Exercises and Certain Transactions.

     Option Grants in Last Fiscal Year. No options were granted in the last fiscal year. However, 590,000 of the 1995 Options were reassigned in August, 1999 as follows: 268,182 to Mr. Lerman, 268,182 Mr. Ferraro, 20,114 to Mr. Lieberman, 6,704 to Mr. Mirabella, and 26,818 to two other individuals.

Aggregated Exercises

     Aggregated Option/SAR Exercises and Fiscal Year End Option/SAR Values. No options were exercised by certain executive officers of the Company during fiscal year ended March 31, 2001. See also "1995 Stock Options", "Option Grants in Last Fiscal Year", and "Certain Transactions". The following table reflects the aggregated option exercise values at year end held by the executive officers and directors:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

----------------------------------------------------------------------------------------------------------
                                                          Number of
                                                          Securities                 Value of
                                                          Underlying                 Unexercised
                                                          Unexercised                in-the-Money
                           Shares                         Options at                 Options at
                           Acquired                       FY-End                     FY-End ($)
Name of                    on               Value         Exercisable ("E")          Exercisable ("E")
Officer or Director        Exercise         Realized      Unexercisable ("U")        Unexercisable ("U")
----------------------------------------------------------------------------------------------------------
John F. Ferraro               0               $0           1,948,182   E              $214,300         E
Robert A. Lerman              0               $0           1,948,182   E              $214,300         E
Anthony C. Mirabella          0               $0               6,704   E                  $737         E
Robert I. Lieberman           0               $0             170,114   E               $18,713         E
----------------------------------------------------------------------------------------------------------

     The compensation values of stock incentives and stock bonuses, if any were issued or awarded, received by the named executive officers and directors of the Company during the last three fiscal years are reflected in the Summary Compensation Table at the column labeled "Restricted Stock Awards".

Employee Retirement Savings Plan

     Effective April 1, 1991, the Company adopted the Thermodynetics, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan"). The Company has determined its matching contributions to the 401(k) Plan for the plan year ending December 31, 2001 will equal a maximum of 200,000 shares of the Company's common stock, provided that the value of such grant does not exceed $35,000. The assets of the 401(k) Plan are held in trust for the exclusive benefit of the participants by the trustees of the Plan, Messrs. Ferraro, Lerman and Mirabella as the trustees.

     The compensation value of the 401(k) participation received by the below listed officers and directors is reflected in the Summary Compensation Table at the column labeled "Company 401(k) Contribution" at the section labeled "Remuneration of Officers and Directors". The following table sets forth the number of shares of Common Stock contributed to the below referenced persons or groups of persons during the 401(k) Plan year ended December 31, 2000, Column
(1), and for all years from inception of the Plan through Plan year ended December 31, 2000 Column (2).


                                                   Shares Contributed by the Company
          Name                                     and Held in Trust Under 401(k) Plan
          ----                                     -----------------------------------
          Officers and Directors                    Column (1)           Column (2)
          ----------------------                    ----------           ----------
                                                                         (Aggregate)
          John F. Ferraro(a)                            8,896               60,196
          Robert A. Lerman(a)                          19,987               99,384
          Robert I. Lieberman                             -0-               16,939
          Anthony C. Mirabella(a)                         -0-                  -0-

          All officers and directors as a group(a)     28,883              176,519
              (4 persons)

          Total Matching Contribution                 200,000            1,134,803
          to all employees (35 persons)

---------------
     (a) Trustees of the 401(k) Plan. Excludes the aggregate shares held in trust by the trustees of the 401(k) Plan for all participating employees.

Other Plans

     The Company does not have any pension or similar plan. See footnotes (1) and (4) to the cash compensation table as to the Company's employment contracts with Messrs. Ferraro, Lerman and Lieberman containing disability and termination payment provisions.

                              Certain Transactions

     During the fiscal year ended March 31, 2001, the Company has not been engaged in transaction(s) with officers, directors, or beneficial holders of more than 5% of its outstanding voting securities and entities with which they were affiliated, except as stated below. None of the officers and directors of the Company are engaged in businesses competitive to the business of the Company. The Company's transactions with these individuals and entities in the fiscal year most recently ended are described below.

     With Directors and Officers, and Related Persons. In August, 1999 a total of 590,000 of the 1995 stock options were reassigned to the management team pro rata in accordance with their terms. See "1995 Stock Options" and "Option Grants in Last Fiscal Year."

     Indebtedness of Management - At March 31, 2001 no member of management was indebted to the Company in excess of $60,000.

Legal Proceedings

     There are no material legal proceedings known or threatened against the Company.

Information Concerning Independent Public Auditors

     The firm of DiSanto Bertoline & Company, P.C., certified public accountants, audited the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2000. DiSanto Bertoline & Company, P.C. was first appointed to serve as the Company's auditors in February, 1991. Representatives of such firm are not expected to be present at the Annual Meeting of Stockholders.

     On November 30, 2000, the Registrant replaced its principal accountant, DiSanto, Bertoline & Company, P.C., 628 Hebron Avenue, Glastonbury, Connecticut 06033 with Mahoney Sabol & Company, LLP, One State Street, 17th floor, Hartford, Connecticut 06103. The former accountant's reports on the Registrant's financial statements for each of the past two years contained no adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Registrant's board of directors. During the Registrant's two most recent fiscal years ending March 31, 2001, and during the period from April 1, 2000 through and including November 30, 2000, there were no disagreements between the Registrant and the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Registrant's two most recent fiscal years ending March 31, 2001, and during the period from April 1, 2000 through and including November 30, 2000, the former accountants did not advise the Registrant that:
(a) internal controls necessary for the Registrant to develop reliable financial statements did not exist; (b) information had come to the former accountant's attention that led it to no longer be able to rely on management's representation or that made it unwilling to be associated with the financial statements prepared by management; (c) the former accountant needed to expand significantly the scope of its audit, or that information had come to the former accountant's attention that, if further investigated might have materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent audited financial statements, and the issue was not resolved to the former accountant's satisfaction prior to its dismissal.

     On November 30, 2000 the Registrant engaged Mahoney Sabol & Company, LLP, One State Street, 17th floor, Hartford, Connecticut 06103 to be its principal accountant. During the Registrant's two most recent fiscal years ending March 31, 2000 and during the period from April 1, 2000 through and including November 30, 2000, the Registrant had not consulted the newly engaged accountant regarding: (a) either the application of accounting principles to a modified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement with the former accountant or a reportable event. Representatives of Mahoney Sabol & Company, LLP are not expected to be present at the Annual Meeting of Stockholders.

Stockholder Proposals for Next Annual Meeting

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of directors for the 2002 fiscal year end Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 651 Day Hill Road, Windsor, Connecticut 06095 on or before July 1, 2002.

Form 10-KSB Annual Report

     A copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 2001 as filed with the Securities and Exchange Commission may be obtained by any stockholder entitled to vote at the December 5, 2001 Annual Meeting of Stockholders by addressing a written request to the Secretary, Thermodynetics, Inc., 651 Day Hill Road, Windsor, Connecticut 06095.

                                 OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on said matters.

                                           By Order of the Board of Directors

                                           Thermodynetics, Inc.


                                           Robert A. Lerman
                                                  President
Windsor, Connecticut 06095
October 30, 2001

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY

                   Please Sign and Return this Proxy Promptly
                              THERMODYNETICS, INC.

                Annual Meeting of Stockholders - December 5, 2001

     KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  hereby appoints John
F. Ferraro and Robert A. Lerman, or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation, to be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST) on Wednesday, December 5, 2001 and at any adjournments thereof, and to vote all shares of stock of said Company standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at such meeting. The undersigned directs that this Proxy be voted as follows:

1.   To elect three (3) directors (Proposal One).
     FOR    [_] all nominees listed below             WITHHOLD AUTHORITY     [_]
     (except as marked to the contrary below)         (to vote for all nominees
                                                      listed below)

     Nominees:  John F. Ferraro, Robert A. Lerman, Anthony C. Mirabella

          If it is desired to withhold authority to vote for any individual nominee, check the FOR box above and strike out the name of the nominee for whom you desire to withhold voting authority.

2. In their discretion, on all other matters that may properly come before the meeting.

     AUTHORITY GRANTED  [_]                          AUTHORITY WITHHELD  [_]
                                                     (Continued and to be signed
                                                     on other side)

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR ANY ITEM, THIS PROXY WILL BE VOTED FOR THAT ITEM. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                                  Dated:                    2001
                                                        --------------------

                                                  ------------------------------

                                                  ------------------------------
                                                    (Signature of Stockholder)

                                                  Please  sign  exactly  as name
                                                  appears  on  this  Proxy.   If
                                                  shares are  registered in more
                                                  than one name,  the signatures
                                                  of  all   such   persons   are
                                                  required. A corporation should
                                                  sign  in  its  full  corporate
                                                  name  by  a  duly   authorized
                                                  officer,  stating  his  title.
                                                  Trustees, guardians, executors
                                                  and administrators should sign
                                                  in  their  official  capacity,
                                                  giving  their  full  title  as
                                                  such. If a partnership, please
                                                  sign  in  partnership  name by
                                                  authorized person.

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY
               No postage is required if returned in the enclosed
              envelope and mailed in the United States THIS PROXY
                IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS